Exhibit 99.2

Certification by Juris Pagrabs Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2002 (the "Report") by eMerge Interactive, Inc. ("Registrant"), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Juris Pagrabs

Juris Pagrabs Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)